Exhibit 25.2

As filed with the Securities and Exchange Commission on January 9, 2006

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2) ☐

SUNTRUST BANK

(Exact name of trustee as specified in its charter)

Georgia	58-0466330
(Jurisdiction of Incorporation of organization if not a U.S. national bank)	(I.R.S. employer identification no.)

303 Peachtree Street 30th Floor Atlanta, Georgia	30308 (Zip Code)
(Address of Principal Executive Offices)

George Hogan

SunTrust Bank

25 Park Place, N.E.

24th Floor

Atlanta, Georgia 30303-2900

(404) 588-7591

(Name, address and telephone number of agent for service)

MOHAWK INDUSTRIES, INC.

(Exact name of Obligor as Specified in its Charter)

Delaware	52-1604305
(State or other Jurisdiction of Incorporation or Organization)	(IRS employer identification no.)

P.O. Box 12069 160 S. Industrial Boulevard Calhoun, Georgia	30701 (Zip Code)
(Address of principal executive offices)

Senior Debt Securities

Subordinated Debt Securities

(Title of the indenture securities)

1.	General information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Department of Banking and Finance,

State of Georgia

Atlanta, Georgia

Federal Reserve Bank of Atlanta

104 Marietta Street, N.W.

Atlanta, Georgia

Federal Deposit Insurance Corporation

Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15	No responses are included for Items 3 through 15. As provided in General Instruction B, responses to those Items are not required because the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

(1)–(3)	A copy of the Articles of Amendment and Restated Articles of Association of SunTrust Bank as now in effect which contains the authority to commence business and a grant of power to exercise trust powers (Incorporated by reference to Exhibit 1 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.).

(4)	A copy of the existing by-laws of the trustee as now in effect (Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-128720 filed by Bunge Limited Finance Corp.).

(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2005.

(8)	Not applicable.

(9)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and the State of Georgia, on the 9th day of January, 2006.

SUNTRUST BANK

By:	/s/ George Hogan
George Hogan Vice President

EXHIBITS 1 – 3 TO FORM T-1

ARTICLES OF ASSOCIATION, CERTIFICATE OF AUTHORITY

AND TRUST POWERS AUTHORIZATION

OF

SUNTRUST BANK

(Incorporated by reference to Exhibit 1 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.)

EXHIBIT 4 TO FORM T-1

BY-LAWS

OF

SUNTRUST BANK

(Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-128720 filed by Bunge Limited Finance Corp.)

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of Senior Debt Securities and Subordinated Debt Securities by Mohawk Industries, Inc., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK

By:	/s/ George Hogan
George Hogan
Vice President

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION

(ATTACHED)

SunTrust Bank ATLANTA , GA 30302 Certificate Number: 00867	FFIEC 031 Consolidated Report of Condition for September 30, 2005

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for September 30, 2005

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet	C400

Dollar Amounts in Thousands

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):			RCFD
a. Noninterest bearing balances and currency and coin (1)			0081	4,466,802	1.a
b. Interest-bearing balances (2)			0071	16,860	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	24,380,197	2.b
3. Federal funds sold and securities purchased under agreements to resell(3)			B987 B989	226,550 3,755,072	3
4. Loans and lease financing receivables (from Schedule RC-C):	RCFD
a. Loans and leases held for sale	5369	10,378,411
b. Loans and leases, net of unearned income	B528	112,485,472			4.a
c. LESS: Allowance for loan and lease losses	3123	1,028,564			4.b
d. Loans and leases, net of unearned income, allowance, and reserve			RCFD
(item 4.a minus 4.b and 4.c)			B529	111,456,908	4.d
5. Tracing assets (from Schedule RC-D)			3545	1,320,931	5.
6. Premises and fixed assets (including capitalized leases)			2145	1,580,747	6.
7. Other real estate owned (from Schedule RC-M)			2150	32,875	7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0	8.
9. Customers’ liability to this bank on acceptances outstanding			2155	6,202	9.
10. Intangible assets			2143		10.
a. Goodwill			3163	6,388,677	10.a
b. Other intangible assets from Schedule RC-M			0426	992,695	10.b
11. Other assets (from Schedule RC-F)			2160	5,771,310	11.
12. Total assets (sum of items 1 through 11)			2170	170,774,237	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SunTrust Bank ATLANTA , GA 30302 Certificate Number: 00867	FFIEC 031 Consolidated Report of Condition for September 30, 2005

Schedule RC—Continued

Dollar Amounts in Thousands

LIABILITIES
13. Deposits:			RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part 1):	RCON		2200	107,723,347	13.a
(1) Noninterest-bearing (4)	6631	9,708,662			13.a.1
(2) Interest-bearing	6636	98,014,685			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN		13.b
(from Schedule RC-E, part II)	RCFN		2200	7,807,775
(1) Noninterest-bearing	6631	0			13.b.1
(2) Interest-bearing	6636	7,807,775	RCFD		13.b.2

14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased in domestic offices (5)			B993	3,085,738	14
b. Securities sold under agreements to repurchase (6)			B995	9,151,612
			RCFD
15. Trading liabilities (from Schedule RC-D)			3548	850,638	15.a
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):			3190	16,785,913
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding			2920	6,202	18
19. Subordinated notes and debentures (7)			3200	3,849,566	19
20. Other liabilities (from Schedule RC-G)			2930	2,880,835	20
21. Total liabilities (sum of items 13 through 20)			2948	152,141,626	21
22. Minority interest in consolidated subsidiaries			3000	478,002	22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus			3838	0	23
24. Common stock			3230	21,600	24
25. Surplus (exclude all surplus related to preferred stock)			3839	11,306,611	25
26. a. Retained earnings			3632	6,292,421	26.a
b. Accumulated other comprehensive income (8)			B530	533,977	26.b
27. Other equity capital components (9)			A130	0	27
28. Total equity capital (sum of items 23 through 27)			3210	18,154,609	28
29. Total liabilities minority interest, and equity capital (sum of items 21, 22 and 28)			3300	170,774,237	29

Memorandum To be reported with the March Report of Condition.

1.      Indicated in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2004

	RCFD 6724	Number N/A	M.1

1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	5= Directors’ exam\ination of the bank performed by other external auditors (may be required by state chartering authority)

2=     Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

6= Review of the bank’s financial statements by external auditors
7= Compilation of the bank’s financial statements by external auditors
3= Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	8= Other audit procedures (excluding tax preparation work)
4= Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)	9= No external audit work

(1)	Includes cash items in process of collection.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(5)	Report overnight Federal Home Loan Bank advances and Schedule RC, item 16, “other borrowed money.”
(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(7)	Includes limited-life preferred stock and related surplus.
(8)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(9)	Includes treasury stock and unearned Employee Stock Ownership Plan Shares.

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